UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                October 30, 2002
                                (Date of earliest
                                 event reported)





Commission File           Name of Registrant; State of Incorporation; Address of        IRS Employer
Number                    Principal Executive Offices; and Telephone Number             Identification Number
---------------------     ----------------------------------------------------------    ------------------------
1-16169                   EXELON CORPORATION                                            23-2990190
                          (a Pennsylvania corporation)
                          10 South Dearborn Street - 37th Floor
                          P.O. Box 805379
                          Chicago, Illinois 60680-5379
                          (312) 394-7398
1-1839                    COMMONWEALTH EDISON COMPANY                                   36-0938600
                          (an Illinois corporation)
                          10 South Dearborn Street - 37th Floor
                          P.O. Box 805379
                          Chicago, Illinois 60680-5379
                          (312) 394-4321
1-1401                    PECO ENERGY COMPANY                                           23-0970240
                          (a Pennsylvania corporation)
                          P.O. Box 8699 2301 Market Street
                          Philadelphia, Pennsylvania 19101-8699
                          (215) 841-4000
333-85496                 EXELON GENERATION COMPANY, LLC                                23-3064219
                          (a Pennsylvania limited liability company)
                          300 Exelon Way
                          Kennett Square, Pennsylvania 19348
                          (610) 765-8200

Item 5. Other Events.

On October 30, 2002, Exelon Corporation issued a press release disclosing its first quarter 2002 earnings results. The press release is attached as Exhibit 99.1.

On November 1, 2002, Exelon Generation Company, LLC issued a press release regarding the closing of its acquisition of Sithe New England Holdings, LLC. The press release is attached as Exhibit 99.2.

Item 9. Regulation FD Disclosure

A. Third Quarter Earnings Release Conference Call

As previously announced, on October 30, 2002 Exelon Corporation conducted its Third Quarter Earnings Conference Call. The call was open to all on a listen-only basis and was audio web-cast. Telephone replays will be available through November 15, 2002. The U.S. call-in number is 877.519.4471 and the international call-in number is 973.341.3080. The confirmation code is 3524786. In addition, the call will be archived on Exelon's web site, www.exeloncorp.com; please choose the Investor Relations page.

During the call management reviewed issues outlined in the press release. Management elaborated on the initial 2003 earnings guidance range of $4.70 to $5.00 per share, assuming normal weather. Detail on several of the large factors impacting 2003 estimated earnings include:

Positive impacts
----------------

   o capacity charge redutions compared to 2002 due to the exercise of termination options under the Midwest Generation power purchase agreements, $130 million or $0.26 per share, and

   o three fewer planned nuclear refueling outages in 2003 (8), as compared to 2002 (11), $70 million or $0.14 per share

Negative impacts
----------------
   o Exelon's interest in Sithe, other than Sithe New England purchase, about $0.20 to $0.25 per share
   o increased pension expense and other post-retirement benefit costs, $70 million, or $0.14 per share, and
   o  up to $0.10 per share from the adoption of SFAS No. 143

Other factors
-------------
   o weather normalized electric delivery growth rates of 1.9% and 0.6% for ComEd and PECO, respectively.

Management provided additional information including projected around-the-clock pricing in NEPOOL of about $37 per MWh for the fourth quarter of 2002 and for 2003 of about $34 per MWh and a gas price of $3.75 per MMBTU at the Henry Hub.

Management observed that the three major cash outflows in 2003 are anticipated to be approximately $2 billion in capital expenditures, approximately $570 million in dividends and a pension contribution of approximately $300 million to $350 million. Additionally, a $650 million issuance of external debt is anticipated in order to complete the Sithe transaction.

Management also discussed pension expense and indicated that the 2003 earnings guidance included $70 million in increased pension and other post-retirement benefits expense. Management noted that Exelon will not be required to make a pension contribution in 2002, but that it is considering making discretionary contributions of $100 million to $200 million in 2002 and of $300 million to $350 million in 2003. It further noted that Exelon could be required to recognize an additional minimum liability for pension as prescribed by FAS 87 and FAS 132 of between $500 million and $1 billion at year-end 2002. The liability would be recorded as a reduction to common equity, but does not affect earnings, and the equity would be restored to the balance sheet in future periods when the fair value of plan assets exceeds the accumulated benefit obligation. Management has assumed a return on assets of 4% and a discount rate of 7% for the year 2003 in its estimate of pension expense and other post-retirement benefit costs. Management indicated that it would review and finalize the assumptions for 2003 and subsequent years at the beginning of 2003 during the normal annual review process. Management noted that the previously announced equity gain of at least $1.5 billion related to the adoption of FAS 143 would offset the reduction to equity recorded to recognize the additional pension costs.

Management stated that regulatory asset amortization in the third quarter of 2002 was $17 million higher, after income taxes, or $0.05 per share, than was included in previous earnings guidance. Additional fourth quarter amortization is expected to be $28 million higher than included in previous earnings guidance, after income taxes, which would lower earnings by about $0.09 per share relative to our prior earnings outlook for the quarter.

Enterprises expects to have positive earnings in the second half of 2002 although it will report an operating loss for the full year 2002. Break even performance is expected from Enterprises in 2003.

B. Financial Impact of Sithe New England Holdings Acquisition

On November 4, 2002, Exelon issued a note to its investment community regarding the financial impact of the Sithe New England Holdings, LLC acquisition. A copy of this note is attached as Exhibit 99.3.

                                     # # #

This combined Form 8-K is being filed separately by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements that are subject to risks and uncertainties. The factors that could cause actual results to differ materially include those discussed herein as well as those listed in Note 7 of Notes to Condensed Consolidated Financial Statements, those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Outlook" in Exelon Corporation's 2001 Annual Report, those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exelon Generation Company, LLC's Registration Statement on Form S-4, Reg. No. 333-85496 and other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. The Registrants undertake no obligation to publicly release any revision to forward-looking statements to reflect events or circumstances after the date of this Report.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            EXELON CORPORATION
                                            COMMONWEALTH EDISON COMPANY
                                            PECO ENERGY COMPANY
                                            EXELON GENERATION COMPANY, LLC

                                            /S/  Ruth Ann M. Gillis
                                            ------------------------------------
                                            Ruth Ann M. Gillis
                                            Senior Vice President
                                            Exelon Corporation


November 4, 2002